UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2005

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California		92503-5527
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On July 22, 2005, Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement and Consent of Guarantors with Bank of America, N.A., as administrative agent and collateral agent, and other financial institutions signatory thereto.  The Amendment permits the Company to engage in the exchange offer and the consent solicitation, including the issuance of new convertible senior subordinated debentures pursuant to the terms of the exchange offer and the consent solicitation, as described in the Company’s Form S-4 Registration Statement filed with the Securities and Exchange Commission on July 22, 2005.

The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

First Amendment to Second Amended and Restated Credit Agreement and Consent of Guarantors, dated as of July 22, 2005, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereto, Fleetwood Retail Corp. and its subsidiaries listed on the signature pages thereto, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 28, 2005

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Its:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

First Amendment to Second Amended and Restated Credit Agreement and Consent of Guarantors, dated as of July 22, 2005, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereto, Fleetwood Retail Corp. and its subsidiaries listed on the signature pages thereto, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.